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                                                                    Exhibit 99.1


[COGENT LOGO]                                                      [PSINET LOGO]


                                                           FOR IMMEDIATE RELEASE
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COGENT CONTACT:                                PSINET PUBLIC RELATIONS CONTACT:
--------------                                 -------------------------------
Helen Lee                                      Jason Thompson
Chief Financial Officer                        Abernathy MacGregor Group
(202) 295-4264                                 (212) 371-5999


           COGENT COMMUNICATIONS TO ACQUIRE KEY U.S. ASSETS OF PSINET


WASHINGTON, D.C. - February 27, 2002 - Cogent Communications Group, Inc.
(AMEX: COI) , a Tier One, next-generation optical Internet Service Provider and PSINet Inc., a provider of Internet access, web-hosting and related services, announced today that they have entered into a definitive agreement for Cogent to purchase the major U.S. operating assets of PSINet, including portions of its U.S. customer base and network, certain equipment, and three hosting centers.

The agreement is subject to a number of conditions, including approval by the U.S. Bankruptcy Court of certain bidding and auction procedures, and approval of the sale itself. Dresdner Kleinwort Wasserstein, Inc. provided financial advice to PSINet on the transaction.

ABOUT PSINET INC.

Headquartered in Ashburn, Va., PSINet Inc. was founded in 1989 and was the first company to provide commercial Internet access. Today, PSINet is a leading provider of Internet and web-hosting services, offering flex hosting, and a full suite of retail and wholesale Internet services through wholly-owned PSINet subsidiaries. Services are provided on PSINet's owned and operated network built by some of the leading engineers and technicians in the industry.

ABOUT COGENT COMMUNICATIONS

Cogent Communications (AMEX: COI) is a next generation optical ISP focused on delivering ultra-high speed Internet access and transport services to businesses in the multi-tenant marketplace and to service providers located in major metropolitan areas across the United States. Cogent's signature service offered to commercial end-users of 100 Mbps for $1,000 per month, offers 100 times the observed bandwidth of a T-1 connection at up to two-thirds of the cost. The Cogent


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solution makes ultra-high speed Internet access an affordable reality for small and medium-sized businesses, as well as large enterprises and service providers. Cogent's facilities-based, all-optical end-to-end IP network enables non-oversubscribed 100 Mbps and 1000 Mbps connectivity for radically low, unmetered pricing levels.

Cogent's network consists of a dedicated nationwide multiple OC-192 fiber backbone, multiple intra-city OC-48 fiber rings, and optically-interfaced high-speed routers. Cogent has been recognized as the first IP+Optical Cisco Powered Network (CPN). Cogent is currently servicing 20 metropolitan markets. Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached at (202) 295-4200 or via email at info@cogentco.com.


                                     # # #


Information in this release may involve expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Cogent Communications Group, Inc. as of the date of the release, and we assume no obligation to update any such forward-looking statement. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent's registration statement on Form S-4 as amended by a Form S-4/A (Amendment No. 8) filed with the Securities and Exchange Commission ("SEC") on January 8, 2002, and in our other reports filed from time to time with the SEC.